Sierra Monitor Corporation Announces Financial Results for the Third Quarter Ended September 30, 2014

Company Continues to Expand Global OEM Customer Base

MILPITAS, CA -- (Marketwired - November 04, 2014) - Sierra Monitor Corporation (OTCQB: SRMC), a leader in Industrial Internet of Things (IIoT) connectivity and protection solutions for the facilities management market, today announced financial results for the third quarter and nine months ended September 30, 2014.

Financial Highlights

  Achieved Q3 2014 net sales of approximately $5.4 million, compared to approximately $4.8 million in Q2 2014, and approximately $4.9 million in Q3 2013
  Reported Q3 2014 GAAP income per share of $0.02, compared to $0.01 in Q2 2014 and $0.05 in Q3 2013
  Reported Q3 2014 Non-GAAP income per share (basic) of $0.04, compared to $0.03 in Q2 2014 and $0.06 in Q3 2013
  Ended Q3 2014 with a cash balance of approximately $3.3 million and no bank debt compared to a cash balance of $3.4 million at end of 2013
  Paid eighth consecutive quarterly dividend of $0.01 per share on August 15, 2014

Business Highlights

Sierra Monitor continued to expand its global OEM customer base for its FieldServer protocol gateway technology with design wins across a variety of applications.

  Hubbell is deploying the protocol gateway to integrate their wireless lighting controller and the wiHuBB protocol to building management systems.
  A leading smart grid white label product company has selected the protocol gateway and is bundling it with various models of their sub-meter portfolio.
  Central Station Steam is using the protocol gateway to interface their BTU meter to the building management system.
  Hobart Ground Transportation has approved a proprietary interface to allow bundling the protocol gateway with their ground power systems for airport Jetways.
  Unitronics, a European Programmable Logic Controller (PLC) company is utilizing the multi-protocol capability of the gateway.

Additionally, Sierra Monitor's Sentry IT line of fire and gas solutions continues to be selected to protect high-value assets and facilities around the world.

  GE Oil and Gas in Oklahoma is installing Sierra Monitor's gas detection solution to address safety in a project to increase output from an aging oil field in the Middle East.
  Sierra Monitor's gas detection solution is being used by Toyo-Thai Corporation, a leading engineering, procurement and construction (EPC) company, for a project at Capitol SkyMine plant in San Antonio, Texas that converts carbon dioxide emissions at the cement plant into useful byproducts.
  The Sentry IT line of products was selected for installation at an upgrade project at the Mishawaka waste water treatment plant. The Sentry IT system's global calibration feature greatly reduces the plant and labor cost associated with periodic maintenance, and was a key factor in the win.

Third Quarter and First Nine Months of 2014 Financial Results

Net sales for the quarter ended September 30, 2014 were $5,363,086 compared to $4,932,632 reported for the same period of 2013. For the nine months ended September 30, 2014, sales were $14,216,719, compared to $14,077,322 for the same period of 2013.

Sierra Monitor posted GAAP net income of $169,400 or $0.02 per share (basic and diluted), for the quarter ended September 30, 2014, compared to GAAP net income of $521,499 or $0.05 per share basic and diluted, for the same period of 2013. Sierra Monitor posted GAAP net income of $301,731 or $0.03 per share basic and diluted, for the nine months ended September 30, 2014, compared to GAAP net income of $1,155,294 or $0.11 per share basic and diluted, for the same period of 2013.

Sierra Monitor posted non-GAAP net income of $362,799 or $0.04 per share basic and $0.03 diluted, for the quarter ended September 30, 2014 compared to non-GAAP net income of $589,333 or $0.06 per share basic and diluted, for the same period of 2013. Sierra Monitor posted non-GAAP net income of 794,004 or $0.08 per share basic and diluted, for the nine months ended September 30, 2014, compared to non-GAAP net income of $1,435,284, or $0.14 per share basic and diluted, for the same period of 2013.

See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

"I am pleased that through the first nine months of 2014, we have shown sequential quarter-on-quarter improvements in net sales, gross profit, GAAP net income, and non-GAAP net income." said Varun Nagaraj, President and CEO of Sierra Monitor. "As we have previously reported, we added SG&A operating expense in 2014 relative to 2013, to position the company to take increased advantage of its underlying technologies and expertise. The underlying technologies provide a platform for addressing the increasing use of Industrial Internet of Things (IIoT) within the facilities management market."

Cash Position

Sierra Monitor had $3,345,613 in cash on September 30, 2014 with no bank borrowings. Trade receivables on September 30, 2014 were $2,312,905. On September 30, 2014, the Company's Days Sales Outstanding was 40 days.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Internet of Things (IoT) solutions that connect and protect high-value infrastructure assets. The company's FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 100,000 products, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry's leading multi-protocol gateway. Sierra Monitor's Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

For more information visit: http://www.sierramonitor.com/

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                      For the three months ended  For the nine months ended
                            September 30,               September 30,
                          2014          2013          2014          2013
                     ------------- ------------- ------------- -------------
Net sales            $   5,363,086 $   4,932,632 $  14,216,719 $  14,077,322
Cost of goods sold       2,489,972     1,915,356     6,122,574     5,756,167
                     ------------- ------------- ------------- -------------
    Gross profit         2,873,114     3,017,276     8,094,145     8,321,155
Operating expenses
  Research and
   development             599,278       548,153     1,738,777     1,626,808
  Selling and
   marketing             1,176,337     1,040,317     3,671,616     3,127,398
  General and
   administrative          815,197       559,683     2,180,969     1,650,795
                     ------------- ------------- ------------- -------------
                         2,590,812     2,148,153     7,591,362     6,405,001
                     ------------- ------------- ------------- -------------
    Income from
     operations            282,302       869,123       502,783     1,916,154
  Interest income               32            42           102         2,898
                     ------------- ------------- ------------- -------------
    Income before
     income taxes          282,334       869,165       502,885     1,919,052
Income tax provision       112,934       347,666       201,154       763,758
                     ------------- ------------- ------------- -------------
    Net income       $     169,400 $     521,499 $     301,731 $   1,155,294
                     ============= ============= ============= =============
Net income available
 to common
 shareholders per
 common share
  Basic              $        0.02 $        0.05 $        0.03 $        0.11
                     ============= ============= ============= =============
  Diluted            $        0.02 $        0.05 $        0.03 $        0.11
                     ============= ============= ============= =============
Weighted average
 number of common
 shares used in per
 share computations:
  Basic                 10,114,311    10,104,311    10,112,089    10,093,200
                     ============= ============= ============= =============
  Diluted               10,490,174    10,199,785    10,158,363    10,208,472
                     ============= ============= ============= =============

Table B

                         SIERRA MONITOR CORPORATION
                                Balance Sheet
                     Assets                      September 30,  December 31,
                                                      2014          2013
                                                 ------------- -------------
                                                  (unaudited)
Current assets:
  Cash                                           $   3,345,613 $   3,421,679
  Trade receivables, less allowance for doubtful
   accounts of approximately $72,000 in 2014 and
   $79,000 in 2013, respectively                     2,312,905     1,943,643
  Inventories, net                                   3,337,223     2,740,835
  Prepaid expenses                                     237,229       311,144
  Income tax deposit                                    80,768       106,859
  Deferred income taxes - current                      307,938       307,938
                                                 ------------- -------------
    Total current assets                             9,621,676     8,832,098

Property and equipment, net                            314,323       390,755
Other assets                                           374,186       273,699
                                                 ------------- -------------
    Total assets                                 $  10,310,185 $   9,496,552
                                                 ============= =============

      Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                               $   1,005,214 $     689,014
  Accrued compensation expenses                        532,234       290,589
  Other current liabilities                             80,452        71,729
                                                 ------------- -------------
    Total current liabilities                        1,617,900     1,051,332

Deferred tax liability                                  84,438        84,438
                                                 ------------- -------------
    Total liabilities                                1,702,338     1,135,770

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,114,311 and
   10,104,311shares issued and outstanding at
   September 30, 2014 and December 31, 2013,
   respectively.                                        10,114        10,104
  Additional paid-in capital                         3,279,709     3,031,056
  Retained earnings                                  5,318,024     5,319,622
                                                 ------------- -------------
    Total shareholders' equity                       8,607,847     8,360,782
                                                 ------------- -------------
    Total liabilities and shareholders' equity   $  10,310,185 $   9,496,552
                                                 ============= =============

NON-GAAP FINANCIAL MEASURES

The accompanying news release dated November 4, 2014 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit from operations and related non-GAAP profit as a percentage of revenue, non-GAAP net profit and basic and diluted non-GAAP net profit per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                (Unaudited)

                   For the three months ended    For the nine months ended
                         September 30,                 September 30,
                       2014          2013           2014           2013
                  ------------- -------------  -------------  -------------
GAAP Net Income   $     169,400 $     521,499  $     301,731  $   1,155,294
  Depreciation
   and
   amortization          80,303        65,618        236,603        189,071
  Provision for
   bad debt
   expense                    -        (3,636)        (6,817)        (3,479)
  Provision for
   inventory
   losses                 9,593       (16,123)        24,824         27,065
  Stock based
   compensation
   expense              103,503        21,975        237,663         67,333
                  ------------- -------------  -------------  -------------
Total adjustments
 to GAAP net
 income                 193,399        67,834        492,273        279,990
Non-GAAP Net
 Income           $     362,799 $     589,333  $     794,004  $   1,435,284
                  ============= =============  =============  =============

Non GAAP Net
 Income Per
 Share:
  Basic           $        0.04 $        0.06  $        0.08  $        0.14
                  ============= =============  =============  =============
  Diluted         $        0.03 $        0.06  $        0.08  $        0.14
                  ============= =============  =============  =============
Weighted-average
 number of shares
 used in per
 share
 computations:
  Basic              10,114,311    10,104,311     10,112,089     10,093,200
                  ============= =============  =============  =============
  Diluted            10,490,174    10,199,785     10,158,363     10,208,472
                  ============= =============  =============  =============

Sierra Monitor Investor Relations Contact
Varun Nagaraj
CEO
Sierra Monitor Corporation
vnagaraj@sierramonitor.com